Loan and Sale and Purchase Agreement
贷款和买卖协议

Asia International Securities Exchange Co., Ltd.
亚洲国际证券交易所有限公司

Date 日期: December 22, 2022

Party A 甲方: **New Century Logistics (BVI) Limited** (the "**Company**"), a company incorporated in the British Virgin Islands with limited liability and having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

Party B 乙方: Ngan Ching Shun, holder of Hong Kong Identity Card numbered: K076953(3), of A-E 33/F King Palace Plaza, 55 King Yip Street, Kwun Tong, Kowloon, Hong Kong.

Party C 丙方: **Asia International Securities Exchange Co., Ltd.**, a company incorporated in the Cayman Islands with limited liability and having its address at c/o Hermes Corporate Services Ltd., Fifth Floor, Zephyr House, 122 Mary Street, George Town, P.O. Box 31493, Grand Cayman, KY1-1206, Cayman Islands.

WHEREAS:

(i) Party A is a holding company with subsidiaries engaging in the business of logistics. Party A holds 100% of New Century Logistics Company Limited, a Hong Kong company with limited liability ("New Century HK"). New Century HK holds: (i) 100% of GLF Cargo Services Limited, a Hong Kong company with limited liability, and (ii) 100% of WIN-TEC Transportation Company, a Hong Kong company with limited liability. The corporate structure of Party A is set out in Attachment 1 of this Agreement. Party A (the "**Proposed Listco**") desires to list its business operations in a stock exchange in the United States, and to submit an application for initial public officer ("**IPO**") (the "**Proposed IPO**").
甲方是一家控股公司，其子公司从事物流业务。甲方持有 New Century Logistics Company Limited, 一家香港有限公司（「New Century HK」）的 100%股权。New Century HK 持有：（i）GLF Cargo Services Limited, 一家香港有限公司的 100%股权，及（ii）WIN-TEC Transportation Company, 一家香港有限公司的 100%股权。甲方的公司结构载于本协议附件1。甲方（「**拟上市公司**」）希望其业务在美国证券交易所上市，并提交首次公开招股（「**IPO**」）的申请。

(ii) Party B is a major shareholder of Party A holding approx. 69% of the total issued shares of Party A.
乙方为甲方主要股东，持有甲方已发行股份总数约 69%。

(iii) Party C is a Cayman company focuses in equity investment of companies with potential to be successful in an initial public offering in a stock exchange in the United States.
丙方是一家开曼公司，专注于有潜力在美国证券交易所成功首次公开募股的公司进行股权投资。

IT IS HEREBY AGREED as follow:
特此商定如下：

1. **The LOAN**
贷款

1.1 Party C agrees to lend to Party A, and Party A agrees to borrow from Party C, up to the amount of U.S. dollars two million (US$2,000,000) (the "**Loan**"). Party A should only use the proceed of the Loan (the "**Use of Proceed**") for the purpose to pay third-party service providers for the expenses of the Proposed IPO ("**IPO Expense**"), and the third-party service providers shall be selected by Party C. The particulars of the key third-party service providers qualify as IPO Expense are set out in Schedule II of this Agreement. For avoidance of doubt, IPO Expense do not include underwriter's commission (or cash discount), and underwriter non-accountable cash allowance.
丙方同意借给甲方，甲方同意向丙方借款，最高金额为 200 万美元（2,000,000 美元）（"**贷款**"）。甲方只应将贷款使用于向主要第三方服务供应商支付 IPO 的费用（「**IPO 费用**」），而第三方服务供应商应由丙方选择。符合 IPO 费用的第三方服务供应商明細载于本协议附表 II。为免生疑问，IPO 费用不包括承销商佣金（或现金折扣）及承销商的非实报实销现金津贴。

1.2 Party C shall provide the Loan to Party A in installments in accordance with Party A's contractual payment obligations and timelines with the respective third-party service providers for the Proposed IPO. Party A shall not use the Loan (in whole or in part) for any other purpose except in accordance with the Use of Proceed.
丙方应按照甲方的合同付款义务及与相应第三方服务供应商付款的时间表，分期向甲方提供贷款。甲方不得将贷款（全部或部分）用于任何其他目的。

1.3 If the actual IPO Expenses exceeds $2 million (US$2,000,000), Party C shall top-up the amount of the Loan ("**Top-Up**"), so that the Top-Up shall enable Party A to fully paid for all the IPO Expense required.
如实际 IPO 费用超过 200 万美元，丙方须补足贷款金额（「**补足**」），使甲方能够全额支付所有 IPO 费用。

1.4 Upon the Proposed IPO becomes successful and the Proposed Listco becomes a listed company ("**Listco**"), Party A shall repay the Loan, including Top-Up (if any) which are free in interest to Party C in full within 5 business days from the first trading date of the Listco.
在 IPO 成功及拟上市公司成为上市公司（「**上市公司**」）后，甲方须于上市公司首个交易日起计 5 个工作日内向丙方全额偿还免利息的贷款，包括补足（如有）。

2. **Appointment of IPO Service Consultant**
委任首次公开招股服务顾问

2.1 At the time of the signing of this Agreement, Party A shall enter into an IPO consulting agreement ("**IPO Consulting Agreement**") with ATIF Business Consulting, LLC ("**ATIF**"), to appoint ATIF as the exclusive IPO service consultant, to assist Party A with the Proposed IPO. ATIF shall provide IPO planning and consulting services to Party A, and the ATIF's consulting fees shall be covered and be paid as part of the IPO Expense.
在签署本协议时，甲方应与 ATIF Business Consulting, LLC（"ATIF"）签订 IPO 咨询协议（"**IPO 咨询协议**"），任命 ATIF 为独家 IPO 服务顾问，协助甲方进行首次公开募股程序。ATIF 应向甲方提供 IPO 策划和咨询服务，ATIF 的咨询费用应作为 IPO 费用的一部分。

3. **Effectiveness conditions precedent**
執行先決条件

3.1 This Agreement shall only be effective and enforceable upon:

本协议仅在以下情况下有效且可执行：

3.1.1 Party C has performed a due diligence review of Party A's business operations and financial situations as well as legal issues and is satisfied with the due diligence result and such due diligence review shall be completed within 3 weeks from the date of this Agreement; and
丙方已对甲方的业务运营、和财务状况和法律事项进行了尽职调查，并对尽职调查结果感到满意；此尽调需在合同签订后的三周内完成；并

3.1.2 Payment has been made by Party C to Party A in accordance to the payment schedule as stipulated in Clause 1.2 of this Agreement.
丙方已按照本協議第 1.2 條的規定向甲方支付貸款

3.1.3 Notwithstanding the foregoing clauses, if Party C is not satisfied with the due diligence result at its own discretion, it is entitled to terminate this agreement in writing and Party A shall repay Party C all the Loan payment received by Party A from Party C within 1 month thereafter.
尽管有上述条款，如果丙方自行决定对尽职调查结果不满意，丙方有权书面终止本协议，甲方应在其后 1 个月内偿还甲方已收到丙方已经实际提供的全部贷款款项。

4. Sale and Purchase of shares
出售及购买股份

4.1 Party B agrees to sell to Party C, and Party C agrees to purchase from Party B, 2,100 shares in Party A, representing 21% of the issued shares of Party A (the "**Sale Shares**"), for the consideration of HK$10,000,000 ("**Sale Shares Transaction**"). The Sale Shares Transaction shall take place and be completed within 7 business days from the date of this Agreement.
乙方同意向丙方出售，且丙方同意向乙方购买甲方已发行股份的 2,100 股股份, 占甲方已发行股份的 21%（「**出售股份**」），代价为港币 10,000,000 元（「**出售股份交易**」）。 出售股份交易应在本协议签署之日起 7 个工作日内进行并完成。

4.2 Party B undertakes that subject to the completion of the Sale Shares Transaction and receipt of the sales proceeds in full, he will lend to the Company the entire sum of HK$10,000,000 for the sole purpose of paying the tax for the year ended 31 March 2022 and the year ending 31 March 2023 for the Company's HK subsidiaries (the "HK Subsidiaries"). As such, the whole amount will directly be transferred to New Century Logistics Company Limited, and Party B shall procure New Century Logistics Company Limited to use the sale proceeds for the settlement of actual corporate profit tax and the provisional corporate profit tax incurred by the HK Subsidiaries for the year ended 31 March 2022 and the year ended 31 March 2023.
乙方承诺，在出售股份交易完成及收到全部款项后，乙方将向甲方借出全部港币$10,000,000 元，用于缴纳香港子公司("香港子公司") 截至 2022 年 3 月 31 日及 2023 年 3 月 31 日止年度的税款。因此，全部款项将直接转入 New Century Logistics Company Limited，乙方应促使 New Century Logistics Company Limited 将出售股份所得款项用于缴付香港子公司截至 2022 年 3 月 31 日实际的年度企业利得税及截至 2023 年 3 月 31 日的暂缴年度企业利得税。

5. Obligations of Party A
甲方的义务

5.1 Party A has the obligation to act and work diligently, and to cooperate with ATIF to provide and produce documents, information, data, financial information, etc. as reasonably needed from time to time, in a prompt manner to ensure the IPO process can progress smoothly without delay. If the IPO process is delayed due to the unreasonable delay in provision and submission of documents, information, data, financial information, etc. by Party A, as a result the initial filing of the prospectus fails to submit within 10 months from the date of signing of this Agreement resulted in increase in fees to be charged by the third-party service providers, then such portion of increase in fees shall be borne by Party A.
甲方有义务为首次公开募股流程和完成 IPO 前重组而努力行事和工作，并配合 ATIF 不时根据合理需要及时提供和制作文件、信息、数据、财务信息等，确保 IPO 进程能够顺利进行，毫不拖延。如因甲方无故逾期提供和提交文件、信息、数据、财务资料等导致 IPO 进程延迟，且导致招股说明书首次备案未在本协议签署之日起 10 个月内提交，因而导致第三方服务商收取的费用增加， 则该部分费用增加由甲方承担。

6. Obligations of Party B
乙方的义务

6.1 Party B shall sell the Sale Shares to Party C and to complete the Sale Shares Transaction as specified in Clause 4.1 of this Agreement.
乙方应将出售股份出售给丙方， 并按照本协议第 4. 1 条的规定完成出售股份交易。

6.2 Party B shall repurchase the Sale Shares from Party C in the event of termination as specified in Clause 8.1 of this Agreement.
乙方应按照本协议第 8.1 条规定的终止时向丙方回购出售股份。

7. Obligations of Party C
丙方的义务

7.1 Party C shall provide the Loan to Party A as specified in Clause 1.1 and Clause 1.2 of this Agreement. The aggregate amount of the Loan and the Top-Up (if applicable) to be provided by Party C to Party A shall be the amount to cover all the IPO Expense up to the effective date of the Proposed Listco's prospectus (**"SEC Prospectus Effective Date"**). For the avoidance of doubt, any IPO Expenses incurred prior to the SEC Prospectus Effective Date, regardless the invoice date of such expenses, shall be included, but all expenses (in any nature whatsoever) after the SEC Prospectus Effective Date will not be included.
丙方应按照上市程序和首次公开募股费用的支付时间周期，按时向甲方支付投资资金。 丙方支付 IPO 费用的义务截至美国证券交易委员会确定甲方招股说明书生效之日（**"SEC 招股书生效日"**）。为免生疑问，在 SEC 招股说明书生效日期之前发生的任何 IPO 费用，无论此类费用的发票日期如何，均应包括在内，但 SEC 招股说明书生效日期之后的所有费用（任何性质）将不包括在内。

8 Termination and Liability for breach of contract
终止和违约责任

8.1 In the event that:
如：

(i) Party A ceases the plan to list its business operations in an exchange in the United States or the IPO is not successful within 18 months from the date of this Agreement;
甲方停止在美国交易所上市其业务运营的计划 / 或自本协议签署之日起 18 个月内 IPO 未能成功;

(ii) Party A deliberately delays the IPO process without express written consent of Party C, and as a result Party A or the Proposed Listco is not able to formally submit a prospectus for the IPO to the SEC within 10 months from the date of this Agreement; and/or
甲方未经丙方明确书面同意，故意拖延 IPO 程序，导致拟上市公司未在本协议签署之日起 10 个月内向美国证券交易委员会正式提交 IPO 招股说明书; 和/或

(iii) Party A breaches Clause 9.1.1, 9.1.2 and/or 9.1.3 of this Agreement,
甲方违反本协议第 9.1.1, 9.1.2, 和/或 9.1.3 条，

then this Agreement shall be terminated, and upon Party C serving a termination notice ("**Termination Notice**") to Party A and Party B, this Agreement shall be terminated and cease to have effect. Party A shall repay all amount of the Loan it has received from Party C (including Top-Up, if any) within 7 business days from the date Party A has received the Termination Notice, and Party B shall, within 7 business days from the receipt of the Termination Notice, repurchase the Sale Shares from Party C, and Party C shall sell the Sale Shares to Party B for the consideration of HK$10,000,000.
则本协议即告终止，在丙方向甲乙方送达终止通知（"**终止通知**"）后，本协议将被终止并停止生效。甲方应在收到终止通知之日起 7 个工作日内偿还从甲方收到的全部借款 (包括补足, 如有)，乙方应在收到终止通知之日起 7 个工作日内向丙方回购出售股份, 而丙方须以港币 $10,000,000 元的代价将出售股份出售予乙方。

8.2 A breach or failure by any party to this Agreement to perform in a timely manner any of its representations, warranties, obligations, or responsibilities under this Agreement shall constitute a breach of contract. If any party causes losses to the observant party due to its breach of contract, the breaching party shall bear corresponding liabilities for breach of contract.
本协议的任何一方违反或未能及时履行其在本协议下的任何陈述、保证、义务或责任，应构成违约。如果任何一方因其违约而给守约方造成损失，违约方应承担相应的违约责任。

9 <u>Representations and Warranties</u>
<u>声明和保证</u>

9.1 Party A hereby represents and warrants that:
甲方特此声明并保证：

9.1.1 All documents, information, data, financial information, etc. provided by Party A to Party C are true and accurate in all material respects and do not contain any untrue or misleading statements and/or material omission.
甲方向丙方提供的所有文件、信息、数据、财务信息等均真实完整，不包含任何不真实或误导性陈述和/或重大遗漏;

9.1.2 The execution of this agreement and the consummation of the transactions contemplated hereby will not result in any breach of any term or provision of the articles of association and internal regulations, or any material contracts of Party A.

本协议的执行和本协议所设想的交易的完成不会导致违反公司章程和内部法规的任何条款或规定，或甲方的任何重大合同。

9.1.3 Party A warrants and guarantees that its annual net profit (after tax) based on its audited financial report for the last year prior to the filing of the prospectus shall be no less than HK$40 million.
甲方声明并保证，其提交招股章程前最后一年的经审计财务报告，其年度净利润（税后）不低于 4,000 万港元。

9.1.4 Party A undertakes to repay all the amount of the Loan received from Party C (including Top-Up, if any) as specified in Clause 1.4 of this Agreement.
甲方承诺偿还本协议第 1.4 条规定的从丙方收到的所有贷款金额（包括补足，如有）。

9.1.5 Party A undertakes to repay all the amount of the Loan from Party C (including Top-Up, if any), upon receiving a Termination Notice from Party C, in accordance with 8.1 of this Agreement.
甲方承诺在收到丙方的终止通知后，根据本协议第 8.1 条的规定，向丙方偿还全部贷款金额（包括补足，如有）。

9.1.6 No shareholders agreement has been executed among the shareholders of Party A, and there is no verbal or written agreement in relation to any first right of refusal or preemptive rights amongst the shareholders of Party A.
Party A 的股东之间没有签署任何股东协议，股东之间也没有任何口头或书面关于优先购买权或优先认购权的协议。

9.2 Party B hereby represents and warrants that:
乙方特此声明并保证：

9.2.1 he shall sell the Sale Shares to Party C as specified in Clause 4.1 of this Agreement.
他应按照本协议第 4.1 条的规定将出售股份出售给丙方。

9.2.2 he shall repurchase the Sale Shares from Party C as specified in Clause 8.1 of this Agreement.
他应按照本协议第 8.1 条的规定向丙方回购出售股份。

9.2.3 The execution of this agreement and the consummation of the transactions contemplated hereby will not result in any breach of any term or provision of any material contracts of Party B.
本协议的执行和本协议所设想的交易的完成不会导致违反乙方的任何重大合同。

9.3 Party C hereby represents and warrants that:
丙方特此声明并保证：

9.3.1 The fund for Party C to make the Loan or the Top Up is from legal source.
用于提供贷款或补足的资金来自合法来源。

9.3.2 It shall make the Loan available to Party A in accordance with Clause 1.1 and Clause 1.2 and the Top-Up in accordance with Clause 1.3 of this Agreement.
其应根据本协议第 1.1 条和第 1.2 条向甲方提供贷款，并根据本协议第 1.3 条进行补足。

9.3.3 It shall not participate in the operation and management of Party A but shall have the right to know important matters that can impact the business of Party A, subject to the U.S. law and the charter documents of Party A. In matters involving Party B's beneficial interests, Party B shall have the right to vote.
丙方不得参与甲方的经营管理，但有权知悉可能影响甲方业务的重要事项，但须遵守美国法律和甲方章程文件。在涉及丙方利益的事项上，丙方有表决权。

9.3.4 The execution of this agreement and the consummation of the transactions contemplated hereby will not result in any breach of any term or provision of the articles of association and internal regulations, or any material contracts of Party A.
本协议的执行和本协议所设想的交易的完成不会导致违反丙方的任何重大合同。

10 Anti-Dilution and First Right of Refusal
抗稀释

10.1 Pre-emption rights. After the signing of this agreement and before the listing of the target company, if Party A introduces new investors by increasing its registered capital, it shall notify Party C, and specify the quantity and price of newly issued shares and the intended subscribers. Party C has the right but not the obligation to subscribe for a corresponding share of the additional equity in proportion to its shareholding in the target company under the same terms and conditions.
预购权。本协议签订后至拟上市公司上市前，拟上市公司如通过增加注册资本引入新的投资者，应通知丙方，并明确新发行股份的数量、价格及拟认购人。丙方有权但无义务按其在拟上市公司的持股比例在同等条件下认购相应份额的新增股权 。

10.2 First right of refusal. After the signing of this Agreement and before listing of the Proposed Listco, if the Company introduces new investors to the Company according to Clause 10.1, Party C has the first right to sell and transfer its shares to the new investors, subject to the approval of such new investors.
优先出售权。本协议签署后至拟上市公司上市前，如公司根据第 10.1 条向本公司引入新的投资者，丙方有权优先向新投资者出售和转让股份，但须经新投资者批准。

11 Confidentiality
保密条款

11.1 Each party confirm that any oral or written information exchanged or obtained regarding this agreement, the transactions contemplated hereby, is confidential and exclusive information ("**Confidential Information**"). All parties shall ensure that their respective representatives (including but not limited to such person's affiliates and its and its affiliates' respective senior managers, directors, employees, shareholders, agents, advisors (actual and potential) , and professional organizations engaged) keep all such confidential information strictly confidential and will not, without prior notice from the other parties, disclose to any person any Confidential

Information, except as required by applicable law, regulation, relevant regulatory authorities or legal process.
各方确认，各方及其相关方因本协议以及协议下交易而交流或获得的任何口头或书面信息，均为保密和独家信息（**"保密信息"**）。各方应确保其各自的代表（包括但不限于该方的关联方以及该方和其关联方各自的任何高级管理人员、董事、雇员、股东、代理人、顾问（实际和潜在的），和参与的专业组织）对所有这些机密信息严格保密，在未经甲方许可条件下，不能对任何人披露保密信息，除非法律法规要求，或者应相关监管机构以及法律程序的要求而进行的披露。

11.2 Confidential Information will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by a party or its representatives in violation of this agreement, (ii) is or becomes available to a party or its representatives from a third-party which, to the actual knowledge of a party, is not bound by confidentiality obligations to a party with respect to such information, (iii) is known to a party or its representatives prior to disclosure by a party or its representatives or (iv) is or has been independently developed by a party and/or its representatives without use of any Confidential Information furnished to it by or on behalf of a party.
但是，保密信息不包括 (i) 已公开或将公开的信息，除非是由于一方或其代表违反本协议而披露的信息，(ii) 据一方实际所知，一方或其代表可以使用或变得可以使用的信息来自不受对此类信息保密义务的约束第三方， (iii) 在一方或 其代表披露之前已知晓，或 (iv) 由一方和/或其代表独立开发或已经独立开发，而未使用任何机保信息。

12 Force Majeure
不可抗力

12.1 "Force majeure" refers to force majeure that occurs after the signing of this Agreement and cannot be foreseen at the time of signing this agreement, all events that occur and whose consequences cannot be avoided or overcome and prevent either party from performing all or part of the contract. The above events include earthquakes, typhoons, floods, fires, wars, international or domestic transportation interruptions, acts of governments or public institutions (including major legal changes or policy adjustments), epidemics, civil unrest, strikes, and other events recognized as force majeure by general international business management.
"不可抗力 "是指在本协议签署后发生的、在签署本协议时无法预见的不可抗力，所有发生的、其后果无法避免或克服的、使任何一方无法履行全部或部分合同的事件。上述事件包括地震、台风、洪水、火灾、战争、国际或国内运输中断、政府或公共机构的行为（包括重大法律变更或政策调整）、流行病、内乱、罢工以及其他被一般国际商业管理部门认定为不可抗力的事件。

12.2 In case of force majeure, the affected party shall perform its obligations under this agreement. Suspension of performance during the delay period caused by force majeure shall not be deemed a breach of contract. Meanwhile, the party affected by the force majeure shall promptly notify the other parties in writing and provide sufficient evidence of the occurrence and continuation of the force majeure within 15 days after the end of the force majeure.
在发生不可抗力的情况下，受影响的一方应履行其在本协议下的义务。在不可抗力造成的延误期间，暂停履行义务不应视为违约。同时，受不可抗力影响的一方应在不可抗力结束后 15 天内及时书面通知其他各方，并提供充分证据证明不可抗力的发生和持续。

12.3 In case of force majeure, the Parties shall immediately consult with each other to find a fair solution and shall make every reasonable effort to minimize the consequences of force majeure. If the occurrence or consequence of force majeure has seriously hindered the operation of the company for more than 6 months and the parties have not found a fair solution, either party may terminate this agreement in accordance with the relevant provisions of this agreement.
在发生不可抗力的情况下，双方应立即相互协商，找到一个公平的解决方案，并应尽一切努力将不可抗力的后果降到最低。如果不可抗力因素的发生或后果严重阻碍了公司的运作超过6 个月，而双方又没有找到公平的解决办法，任何一方都可以按照本协议的有关规定终止本协议。

13 <u>Dispute Resolutions</u>
<u>争议解决</u>

This agreement shall be construed, and the rights and liabilities determined, in accordance with the law of Hong Kong, without regard to the conflicts of laws rules of such jurisdiction. All disputes arising from or in connection with the performance of this agreement shall be settled by both parties through negotiation. If the negotiation fails, any party shall have the right to file the dispute to HKIAC for arbitration in accordance with its valid rules. The arbitral tribunal shall consist of 1 arbitrator and the arbitration language shall be English. The arbitration result is final and must be observed by both parties.
本协议应根据香港法律进行解释，并确定其权利和责任，而不考虑此类司法管辖区的法律冲突规则。因履行本协议而引起或与之相关的所有争议，应由各方通过谈判解决。如果谈判失败，任何一方均有权将争议提交香港国际仲裁中心，按照其有效的规则进行仲裁。仲裁员人数为一人。仲裁语言应为英语。仲裁结果是最终的，各方必须遵守。

14 <u>Notice</u>
<u>通知</u>

14.1 Any notice or other communication shall be deemed to have been served or delivered at the time specified below if sent to the address set out in Clause 14.2: (A) if given or made by personally delivery, upon delivery to the relevant address; (B) by post forty-eight (48) hours after being put in the post properly addressed with pre-paid postage; or (C) by E-mail upon actual receipt by the recipient in readable form.
任何通知或其他通信，如果发送到第 14.2 条规定的地址，应被视为已在下述时间送达或交付：（A）如果通过亲自交付或交付，则在交付给相关地址时;（二）邮寄四十八（48）小时后，以邮递方式妥善寄出预付邮资;或（C）在收件人实际收到可读形式后通过电子邮件发送。

14.2 The following shall be used for communication and serving notices:
下列各项应当用于通信和送达通知：

<u>To Party A</u>:

Address:	Office A-E, 33/F, King Palace Plaza, 55 King Yip Street, Kwun Tong, Kowloon, Hong Kong
Email:	shun@nclogistics.com.hk
Attention:	Mr. Ngan Ching Shun

<u>To Party B</u>:

Address:	Office A-E, 33/F, King Palace Plaza,

	55 King Yip Street, Kwun Tong, Kowloon, Hong Kong
Email:	shun@nclogistics.com.hk
Attention:	Mr. Ngan Ching Shun

To Party C:

Address:	Unit B, 5th floor, CKK Commercial Centre, 289 Hennessy Road, Wanchai, Hong Kong
Email:	steven@dpoex.com
Attention:	Mr. George Wong

14.3 Any party may change its address or email address by notice by advising the other Parties in writing by one of the above-mentioned manners as set out in Clause 14.1 of this Agreement.
任何一方均可通过本协议第 14.1 条规定的上述方式之一以书面形式通知其他方，通过通知更改其地址或电子邮件地址。

15 General
一般条款

15.1 The provisions of this Agreement shall be deemed severable. If any provision of this Agreement is held to be unenforceable by any court of competent jurisdiction, it shall be severed from this Agreement and the remaining provisions shall remain in full force and effect.
本协议的规定应被视为可分割的。如果本协议的任何条款被任何有管辖权的法院认定为不可执行，则应将其与本协议分离，其余条款应保持完全有效。

15.2 No amendment or modification or assignment of this Agreement shall be valid or binding unless otherwise made in writing and is agreed by all Parties.
除非另有书面规定并经所有缔约方同意，否则本协议的任何修订、修改或转让均无效或具有约束力。

15.3 Time is of essence with regard to all terms and provisions set forth in this Agreement.
本协议的任何条款时间至关重要。

15.4 This Agreement constitutes the entire understanding and agreement between the Parties with respect to the keeping of information and supersedes all prior agreements, representations or communications of any kind in this relation.
本协议构成双方之间关于信息保存的完整理解和协议，并取代此关系中所有先前的协议，陈述或任何形式的通信。

15.5 Any failure or delay in exercising any rights, power or privilege hereunder will not operate as waiver thereof, nor will any single or partial exercise preclude any other further exercise thereof.
任何未能或延迟行使本协议项下的任何权利、权力或特权均不构成放弃该等权利、权力或特权，任何单一或部分行使也不排除任何其他进一步行使该等权利、权力或特权。

15.6 This Agreement may be countersigned by each party in digital format and shall come into force after being sign by both parties.
本协议可由各方以数字格式进行签署，经双方签署后生效。

15.7 This Agreement will not be assignable or transferable by any party without the prior written consent of the other, and any purported assignment or transfer without such consent shall be null and void ab initio and of no effect. Subject to the foregoing, this agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.
未经另一方事先书面同意，任何一方均不得转让本协议，任何未经此类同意的声称转让或转让均无效且无效。 在遵守上述规定的前提下，本协议对本协议双方及其各自的继承人和允许的受让人具有约束力，并应符合其利益。

15.8 If there is conflict in the interpretation of the English and Chinese languages, the English language shall prevail.
如中英文释译有歧义，概以英文为准。

IN WITNESS WHEREOF this Agreement has been executed by the Parties on the day and year first above written.
本协议已由双方在上述日期和年份签署，以昭信守。

Party A

Signed by Ngan Ching Shun)
For and on behalf of)
New Century Logistics (BVI) Limited)

In the presence of:)

Party B

Signed by Ngan Ching Shun)

In the presence of:)

Party C

Signed by Mr. Liu Jun)
For and on behalf of)
Asia International Securities Exchange Co., Ltd.)

In the presence of:)

Schedule I
Shareholding structure of Party A
甲方的公司结构

Group chart of New Century Logistics (BVI) Limited



Mr. Ngan Ching Shun
Mr. Ng Yi To Peter
Mr. Tse Man Ho
Mr. Yip Chi Keung
Mr. Chan Wai Kin
69% (6,900 shares)
8% (800 shares)
8% (800 shares)
10% (1,000 shares)
5% (500 shares)
New Century (BVI)
(BVI)
100%
New Century
(Hong Kong)
100%
100%
GLF
(Hong Kong)
Win-Tec
(Hong Kong)

Schedule II: List of the third-party service providers qualify as IPO Expense
附表 II: 符合 IPO 费用的第三方服务供应商明細

List of third-party service providers:	符合 IPO 费用的第三方服务供应商:
IPO Service Consultant	上市顾问公司 – ATIF Business Consulting, LLC
Corporate Secretary Company	秘书公司（公司注册机构）
Analytical Institutions	行业分析机构
Financial Advisor Analysis	财务分析/梳理机构
Audit Firms	审计所
Asset Valuation Company	评估机构
Law Firm (U.S.A. / Place of incorporation of listing company)	美国/上市主体成立地 律师事务所
Transfer Agent	股票经纪商
Printer of Prospectus	招股书印刷商/格式转换机构
Investor Relationship	投资者关系公司
Underwriter Services Fees: - Not include underwriter commission/discount - Not include underwriter non-accountable cash allowance - Includes underwriter accountable expenses	投行的尽调及服务费用: - 不包括承销商佣金/折扣 - 不包括承销商非实报实销现金津贴 - 包括承销商实报实销开支
NASDAQ Listing Fees	交易所挂牌费
SEC Registration Fee	SEC 注册费
FINRA Fee	FINRA 费用